Exhibit 3.33

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION “WHOLE FOODS MARKET IP, INC.” TO A DELAWARE LIMITED PARTNERSHIP OF “WHOLE FOODS MARKET IP, L.P.”, WAS FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2002, AT 11 O’CLOCK A.M.  [ILLEGIBLE] Harriet Smith Windsor, Secretary of State 3100638 8317 AUTHENTICATION: 1570841 020041144 DATE: 01-22-02

CERTIFICATE OF CONVERSION FROM A CORPORATION TO A LIMITED PARTNERSHIP The undersigned, pursuant to Section 266 of the Delaware General Corporation Law, does hereby certify as follows: 1. The name of the corporation is Whole Foods Market IP, Inc. 2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is September 12, 1999. 3 The name of the limited partnership into which the corporation it herein being converted is Whole Foods Market IP, L.P. 4. The conversion has been approved in accordance with the provisions of Section 266. WHOLE FOODS MARKET IP, INC., a Delaware corporation By: [ILLEGIBLE] Name: ROBERTA LANG Its: President STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 01/18/2002 020036431 - 3100638

STATE OF DELAWARE CERTIFICATE OF LIMITED PARTNERSHIP The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows: First: The name of the limited partnership is Whole Foods Market IP, L.P. Second: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its Registered Agent at such address is The Corporation Trust Company. Third: The name and mailing address of the general partner is as follows: WFM IP Management, Inc. 615 South Dupont Highway Dover, Delaware 19901-4517 In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Whole Foods Market IP, L.P. as of January 17 , 2002. GENERAL PARTNER: WFM IP MANAOEMENT, INC., a Delaware corporation By: [ILLEGIBLE] Name: [ILLEGIBLE] Its: ASST. SECRETARY  STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 01/18/2002 020036431 - 3100638